PART IV
ITEM 15. Exhibits and Financial Statement Schedules

EXHIBIT 23 Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-179307, No. 333-166583, No. 333-163899, No. 333-147994, No. 333-64207, No. 333-129395, No. 333-107839, No. 333-90785, No. 333-64207, No. 333-31903, No. 333-22391, No. 033-60053 and No. 033-51791) of Cigna Corporation of our reports dated February 23, 2017 relating to the financial statements, the financial statement schedules and the effectiveness of internal control over financial reporting, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Hartford, Connecticut February 23, 2017
E-8 CIGNA CORPORATION - 2016 Form 10-K